Exhibit 99.1


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VISEON, INC.                                                        NEWS RELEASE
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8700 N. Stemmons Freeway, Suite 310
Dallas, Texas   75247
214.424.5700
www.viseonvideo.com

CONTACT: JOHN HARRIS, 214.424.5700                         FOR IMMEDIATE RELEASE
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VISEON INC. ANNOUNCES THAT A REGISTRATION STATEMENT HAS BEEN DECLARED EFFECTIVE

Dallas, Texas, January 11, 2002 - Viseon, Inc. (OTCBB: VSNI), a global manufacturer and provider of corporate video conferencing solutions, today announced that the registration statement filed on June 6, 2001 date on form S-2 has been declared effective today by the Securities and Exchange Commission. The registration statement pertained to equity investment approved by shareholders in May of 2001 and the registration of certain warrants.

"Viseon is pleased that we will immediately recognize an increase in tangible equity in the amount of $810,000 and a reduction in debt of $800,000," stated John Harris, President and CEO of Viseon, Inc.

ABOUT VISEON, INC.

Viseon designs, manufactures and distributes a family of high performance, affordable video conferencing equipment and peripherals. The Company's lightweight and portable MediaPro 384(R) video conferencing products offer life-like quality video and enhanced audio along with full interoperability between all popular brand H.320 standards-based video conferencing systems. The company also offers the full line of SONY E-Conference products, Polycom audio, video and network products and a variety of other video conferencing related products, accessories, services and network transport. Viseon offers U.S. 384k ISDN network at prices as low as $29 per hour and holds the U.S. patents for video conferencing technology No.5,802,281 and No.6,073,192.

                           FORWARD LOOKING INFORMATION

Information in this news release includes forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All such forward-looking statements involve risks and uncertainties including, without limitation, adverse business or market conditions, the ability to secure and satisfy customers, the availability and cost of materials from suppliers, adverse competitive developments, change in or cancellation of customer requirements, and other risks detailed from time to time as set forth in applicable SEC filings.

For more information on Viseon, Inc. visit www.viseonvideo.com.


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